SCHEDULE 14C
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Information Statement Pursuant to Section 14(c)
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Ohio National Fund, Inc.
(Name of Registrant as Specified In Its Charter)

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1)	Title of each class of securities to which transaction applies:

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One Financial Way Cincinnati, Ohio 45242

Ohio National Fund, Inc.	Post Office Box 237 Cincinnati, Ohio 45201-0237

July 2009

Dear Variable Contract or Policy Owner:

As a variable contract or policy owner with values allocated to Ohio National Fund’s Millennium Portfolio, you are receiving this Information Statement regarding a new Sub-Advisory Agreement with Neuberger Berman Management LLC, dated May 4, 2009.

This statement is being sent for your information only; no action is required of you.

As always, we thank you for your confidence and support.

Sincerely,

John J. Palmer
President

INFORMATION STATEMENT
Appendix A

OHIO NATIONAL FUND, INC.
(the “Fund”)
One Financial Way
Montgomery, Ohio 45242

INFORMATION STATEMENT
New Sub-Advisory Agreement for
Millennium Portfolio

This Information Statement is being distributed in connection with a new Sub-Advisory Agreement, dated May 4, 2009, for the Millennium Portfolio between Ohio National Investments, Inc. (the “Adviser”) and Neuberger Berman Management LLC (“Neuberger Berman”). This Information Statement is first being sent to shareholders of the Millennium Portfolio (the “Portfolio”) on or about July 27, 2009.

The Fund is distributing this Information Statement solely for your information. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Introduction

On September 14, 2008, Lehman Brothers Holdings, Inc. (“Lehman Brothers”) the parent company of Neuberger Berman, the Millennium Portfolio’s sub-adviser, filed for a voluntary petition for Chapter 11 bankruptcy protection with the United States Bankruptcy Court for the Southern District of New York. On December 3, 2008 it was announced that Lehman and NBSH Acquisition, LLC, a newly- formed Delaware limited liability company, had entered into an agreement pursuant to which a group consisting of portfolio managers, the management team and certain key employees and senior professionals of the Investment Management Division of Lehman Brothers would acquire a majority interest in the Neuberger Berman businesses, Lehman Brothers Asset Management LLC and certain alternative asset management business of Lehman Brothers’ Investment Management Division (the “Transaction”). The Transaction was consummated on May 4, 2009.

Neuberger Berman is now an indirectly wholly owned subsidiary of Neuberger Berman Group LLC (“NB Group”). As of the close of the Transaction, Lehman Brothers and certain of its subsidiaries owned 49% of the common equity of NB Group, and portfolio managers employed by NB Group, NB Group’s senior management team and certain key members and senior professionals of Lehman Brothers’ former Investment Management Division, owned 51% of NB Group’s common equity. Lehman Brothers retained the right to vote the equity interests held by its subsidiaries.

The consummation of the Transaction is deemed to be an “assignment” as defined in the Investment Company Act of 1940 (the “40 Act”) of the Sub-Advisory Agreement between Neuberger Berman and the Adviser. The Transaction resulted in the automatic termination of the Sub-Advisory Agreement. Pursuant to an Exemptive Order received from the Securities and Exchange Commission (“SEC”), the Adviser may change sub-advisers or hire new sub-advisers for the Fund’s portfolios without obtaining shareholder approval if the sub-advisers are not affiliates of the Adviser. Pursuant to that Exemptive Order, the Fund’s Board of Directors approved a new Sub-Advisory Agreement for the Portfolio with Neuberger Berman. There will be no change in the portfolio management of the Portfolio or in its investment objectives or policies as a result of the Transaction or the new Sub-Advisory Agreement.

Advisory Agreement

The Adviser serves as investment adviser to the Portfolio pursuant to an amended and restated Advisory Agreement between the Adviser and the Fund, dated August 14, 2006. The Advisory Agreement allows the Adviser to delegate its investment management services with respect to the Portfolio to a sub-adviser. The Board of Directors last approved the renewal of the Advisory Agreement at a meeting held on August 21, 2008. The Advisory Agreement was approved by the shareholders on August 11, 2006.

There is no change in the Advisory Agreement or the advisory fee rate paid by the Portfolio’s shareholders in connection with the Transaction. As compensation for its services to the Portfolio, the Adviser receives monthly fees from the Portfolio at the following annual rates on the basis of the Portfolio’s average daily net assets during the month for which the fees are paid:

0.80% of first $150 million
0.75% on next $150 million
0.70% of next $300 million
0.65% over $600 million

For the fiscal year ended December 31, 2008, the Adviser received $423,041 in advisory fees for management of the Portfolio, which was 0.80% of the Portfolio’s average daily net assets.

New Sub-Advisory Agreement

The terms of the new Sub-Advisory Agreement are the same in all material respects as the prior agreement with Neuberger Berman. The Board of Directors approved the renewal of the prior agreement with Neuberger Berman at a meeting held on August 21, 2008 and approved the new Sub-Advisory Agreement at a meeting held on March 12, 2009. The shareholders generally authorized the Adviser to enter into sub-advisory agreements pursuant to the Exemptive Order described above on April 30, 2002.

The following is a brief summary of the material terms of the Sub-Advisory Agreement, which is attached as Appendix A. You should read Appendix A for a complete understanding of the Sub-Advisory Agreement.

The Sub-Advisory Agreement provides that Neuberger Berman will, among other things:

(1) provide investment advice and recommendations to the Portfolio with respect to the Portfolio’s investments consistent with the Portfolio’s investment policies and restrictions;

(2) arrange for the purchase and sale of the Portfolio’s securities;

(3) provide, at its expense, all necessary investment and management facilities; and

(4) provide periodic reports regarding the investment service provided to the Portfolio.

There is no change in the sub-advisory fees paid by the Adviser to Neuberger Berman. These fees are paid from the Adviser’s assets and do not affect the Portfolio’s expenses. The sub-advisory fees are calculated as a percentage of the Portfolio assets managed by Neuberger Berman based on the following schedule:

0.55% of first $150 million
0.50% on next $150 million
0.40% over $300 million

For the fiscal year ended December 31, 2008, Neuberger Berman received $290,288 in sub-advisory fees from the Adviser, which was 0.55% of the Portfolio’s average daily net assets.

For the fiscal year ended December 31, 2008, Neuberger Berman placed trades with Lehman Brothers, an affiliated broker, on behalf of the Portfolio. Total commissions paid to Lehman Brothers for the fiscal year ended December 31, 2008 were $7,494, which represented 2.2% of the total commissions paid for the Portfolio.

Information About the Sub-Adviser

Neuberger Berman is located at 605 Third Avenue, New York, New York 10158. Neuberger Berman provides a full range of investment services for its client base which include individuals, corporate, public, trusts, union/multi-employer, foundations, endowments and pooled accounts totaling. Total assets under management for Neuberger Berman and Neuberger Berman LLC, its affiliate, as of March 31, 2009 were approximately $155 billion.

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Neuberger Berman is a wholly owned subsidiary of Neuberger Berman Holdings LLC, which is a wholly owned subsidiary of NB Group. The address of Neuberger Berman Holdings LLC and NB Group is 605 Third Avenue, New York, NY 10158. The address of Lehman Brothers is 745 Seventh Avenue, New York, NY 10019.

Neuberger Berman acts as investment adviser or subadviser to the funds listed in the table below, each of which has similar investment objectives to that of the Portfolio. Neuberger Berman does not waive or reduce its compensation, except as noted below, for any fund shown in the table as of May 31, 2009.

			Annual Fee Rate as a	Relationship
	Net Assets as of		Percentage of Average	(Adviser or
Fund	May 31, 2009		Annual Assets	Subadviser)
(Millions)

Subadvised Account 1*		$80.1M	0.50% on first $100M	Subadviser
0.45% on next $200M
0.40% over $300M
Subadvised Account 2*		$53.4M	0.60% on first $150M	Subadviser
0.55% on next $150M
0.40% over $150M
Subadvised Account 3*		$22.4M	0.55% on first $300M	Subadviser
0.40% over $300M
Neuberger Berman		$167.9M	0.85% on first $250M	Adviser
Small Cap Growth Fund			0.825% on next $250M
0.80% on next $250M
0.775 on next $250M
0.75% on next $500M
0.725% on next $1B
0.70% over $2.5M
Neuberger Berman		$12.8M	0.85% on first $500 million	Adviser
Advisers Management			0.825% on next $500 million
Trust Small Cap			0.800% on next $500 million
Growth Portfolio			0.775% on next $500 million
0.750% on next $500 million
0.725% over $2.5 billion

*	These are representative of other similarly managed funds; the names of the actual funds have been withheld for the privacy of Neuberger Berman’s clients. With regard to Sub-Advised Account 1, Neuberger Berman has entered into an agreement to waive the compensation due to it to the extent necessary to reduce its effective monthly subadvisory fees from this client by the following percentages based on the combined average daily net assets of the client’s portfolios. As of December 31, 2008, assets were below $750 million, and there was no Fee Waiver in effect.

Combined Asset Levels	Percentage Fee Waiver

Assets up to $750 million	No Fee Reduction
Assets between $750 million and $1.5 billion	5.0% Fee Reduction
Assets between $1.5 billion and $3.0 billion	7.5% Fee Reduction
Assets above $3.0 billion	10.0% Fee Reduction

The following are the names and principal occupations of the principal executive officers and directors of Neuberger Berman. The address of each such person is 605 Third Avenue, New York, New York 10158.

Name	Position with Neuberger Berman and Principal Occupation

Joseph V. Amato	Director
Robert Conti	President and Chief Executive Officer
Bradley C. Tank	Managing Director, Chief Investment Officer (Fixed Income)
Andrew Provencher	Managing Director, Head of Intermediary Distribution

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Board Approval of the Sub-Advisory Agreement

At a meeting held on March 12, 2009, in advance of the consummation of the Transaction, the Board of Directors of the Fund (the “Board”) approved the new Sub-Advisory Agreement. The Board was reminded that at its November 2008 meeting it had approved a similar sub-advisory agreement with a different entity proposing to acquire Neuberger Berman. The Board was informed that the Transaction would now involve an acquisition by the portfolio managers and other key employees and investment professionals of Neuberger Berman, and that as a result the management team for the Portfolio would remain in place. Representatives of the Adviser recommended that the new Sub-Advisory Agreement be approved.

In evaluating the new Sub-Advisory Agreement, the Directors considered that they have generally been satisfied with the nature and quality of the services provided to the Portfolio by Neuberger Berman, and that the Portfolio would be best served by an arrangement that appeared likely to maintain the continuity and stability of the provider of these services. They also noted that they had approved continuance of the existing sub-advisory agreement with Neuberger Berman at their meeting in August 2008; had approved a proposed sub-advisory agreement with an alternative acquirer of Neuberger Berman at their meeting in November 2008; and continued to be satisfied with the relative performance of the Portfolio as discussed earlier in the meeting. In unanimously determining to approve the new Sub-Advisory Agreement, the Directors concluded that the terms of the Agreement were fair and reasonable and that approval was in the best interests of the Portfolio and its shareholders. In reaching this determination, the Directors considered, in addition to the factors discussed above, the following factors, among others: (1) that the consummation of the Transaction would be deemed to be an assignment under the 1940 Act and the existing sub-advisory agreement; (2) that Neuberger Berman’s management team and key investment personnel would remain in place after the Transaction; (3) that the new Sub-Advisory Agreement would be the same in all material respects as the existing sub-advisory agreement with Neuberger Berman; (4) that the advisory and sub-advisory fees, including breakpoints, would remain the same; and (5) that it was expected that Neuberger Berman would be able to maintain the current level and quality of Portfolio services, with which the Directors continued to be satisfied. Accordingly, after careful consideration, the Directors, including all of the Directors who are not “interested persons” of the Fund, the Adviser or the sub-advisers (as defined in the 1940 Act) unanimously voted to approve the new Sub-Advisory Agreement for the Portfolio.

Other Information

The Adviser, Administrator and Underwriter.  The Adviser serves as investment adviser for the Fund and all its portfolios and for The Dow® Target Variable Fund LLC and all its portfolios. The Adviser is wholly-owned by The Ohio National Life Insurance Company (“ONLIC”), which serves as the principal administrator for the Fund. Ohio National Equities, Inc. (“ONEQ”), which is a wholly-owned subsidiary of ONLIC, is the Fund’s underwriter. The Adviser, ONLIC and ONEQ are located at One Financial Way, Montgomery, Ohio 45242.

Annual and Semi-Annual Reports.  The Fund has previously sent its most recent Annual Report and Semi-Annual Report to its shareholders. Copies of them are available, without charge, by writing to the Fund at One Financial Way, Montgomery, Ohio 45242 or by calling 1-877-665-6642.

Outstanding Shares.  The Portfolio has one class of shares, 100% of which is owned of record by ONLIC, Ohio National Life Assurance Corporation (“ONLAC”) (together with ONLIC called “Ohio National”) and National Security Life and Annuity Company (“National Security”). The address of Ohio National and National Security is One Financial Way, Montgomery, Ohio 45242. As of July 10, 2009, there were 5,476,768 shares issued

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and outstanding. ONLIC owned 90.18% of these shares; ONLAC owned 8.98% and NSLAC owned 0.84%. These shares were allocated to Ohio National and National Security’s separate accounts as follows:

Separate Account	Shares	Percent of Class

Ohio National Variable Account A	4,164,687	76.04%
Ohio National Variable Account B	97,094	1.77%
Ohio National Variable Account C	639,454	11.68%
Ohio National Variable Account D	37,640	0.69%
Ohio National Variable Account R	491,632	8.98%
National Security Variable Account N	46,262	0.84%

None of the Directors directly owns shares of the Fund. Only one director, John Palmer, owns variable contracts that entitle him to give voting instructions to the Fund. As of July 10, 2009, the Directors as a group owned variable contracts that entitled them to give voting instructions with respect to less than 1% of the outstanding shares of the Portfolio.

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Appendix A

SUB-ADVISORY AGREEMENT

This Agreement is made as of the 4th day of May, 2009, by and between Ohio National Investments, Inc., an Ohio corporation (the “Adviser”), and Neuberger Berman Management LLC, a New York limited liability company (the “Sub-Adviser”).

WHEREAS, Ohio National Fund, Inc. (the “Fund”), is a Maryland corporation that is registered under the Investment Company Act of 1940, as amended, (together with the regulations promulgated pursuant thereto, the “1940 Act”); and

WHEREAS, the Adviser is a registered investment adviser under the Investment Advisers Act of 1940, as amended, (together with the regulations promulgated pursuant thereto, the “Advisers Act”); and

WHEREAS, the Adviser has been appointed as investment adviser to the Fund in accordance with the 1940 Act and the Advisers Act; and

WHEREAS, the Sub-Adviser is registered as an investment adviser under the Advisers Act and engages in the business of providing investment advisory services; and

WHEREAS, the Fund has authorized the Adviser to appoint the Sub-Adviser, subject to the requirements of the 1940 Act and the Advisers Act, as a sub-adviser with respect to those portions of the assets of the Fund designated as the Millennium Portfolio of the Fund on the terms and conditions set forth below;

NOW, THEREFORE, IT IS HEREBY AGREED as follows:

Section 1.  Investment Advisory Services

(a) The Adviser hereby retains the Sub-Adviser, and the Sub-Adviser hereby accepts engagement by the Adviser, to supervise and manage on a fully-discretionary basis the cash, securities and other assets of the Millennium Portfolio that the Adviser shall from time to time place under the supervision of the Sub-Adviser (such cash, securities and other assets initially and as same shall thereafter be increased or decreased by the investment performance thereof and by additions thereto and withdrawals therefrom by the Adviser shall hereinafter be referred to as the “Portfolio”).

(b) All activities by the Sub-Adviser on behalf of the Adviser and the Portfolio shall be in accordance with the investment objectives, policies and restrictions set forth in the 1940 Act and in the Fund’s prospectus and statement of additional information, as amended from time to time (together, the “Prospectus”) and as interpreted from time to time by the Board of Directors of the Fund and by the Adviser. All activities of the Sub-Adviser on behalf of the Adviser and the Portfolio shall also be subject to the due diligence oversight and direction of the Adviser.

(c) Subject to the supervision of the Adviser, the Sub-Adviser shall have the sole and exclusive responsibility to select members of securities exchanges, brokers, dealers and futures commission merchants for the execution of transactions of the Portfolio, including any affiliated broker-dealer of the Sub-Adviser, and, when applicable, shall negotiate commissions in connection therewith. All such selections shall be made in accordance with the Fund’s policies and restrictions regarding brokerage allocation set forth in the Prospectus.

(d) In carrying out its obligations to manage the investments and reinvestments of the assets of the Portfolio, the Sub-Adviser shall:

(1) obtain and evaluate pertinent economic, statistical, financial and other information affecting sectors and industries and the individual companies included in the Portfolio or under consideration for inclusion therein;

(2) formulate and implement a continuous investment program for the Portfolio consistent with the investment objectives and related investment policies and restrictions for the Portfolio as set forth in the Prospectus; and

(3) take such steps as are necessary to implement the aforementioned investment program by placing orders for the purchase and sale of securities.

(e) In connection with the purchase and sale of securities of the Portfolio, the Sub-Adviser shall arrange for the transmission to the Adviser and the Portfolio’s custodian on a daily basis such confirmation, trade tickets and other documents as may be necessary to enable them to perform their administrative responsibilities with respect to the

Portfolio. With respect to Portfolio securities to be purchased or sold through the Depository Trust Company, the Sub-Adviser shall arrange for the automatic transmission of the I.D. confirmation of the trade to the Portfolio’s custodian.

(f) In connection with the placement of orders for the execution of the Portfolio’s securities transactions, the Sub-Adviser shall create and maintain all necessary records of the Portfolio as are required of an investment adviser of a registered investment company including, but not limited to, records required by the 1940 Act and the Advisers Act. All such records pertaining to the Portfolio shall be the property of the Fund and shall be available for inspection and use by the Securities and Exchange Commission, any other regulatory authority having jurisdiction, the Fund, the Adviser or any person retained by the Fund or the Adviser. Where applicable, such records shall be maintained by the Sub-Adviser for the period and in the place required by Rule 31a-2 under the 1940 Act.

(g) The Sub-Adviser shall render such reports to the Adviser and/or to the Board of Directors of the Fund concerning the investment activity and composition of the Portfolio in such form and at such intervals as the Adviser or the Board may from time to time reasonably require.

(h) In acting under this Agreement, the Sub-Adviser shall be an independent contractor and not an agent of the Adviser or the Fund.

Section 2.  Expenses

(a) The Sub-Adviser shall assume and pay all of its own costs and expenses, including those for furnishing such office space, office equipment, office personnel and office services as the Sub-Adviser may require in the performance of its duties under this Agreement.

(b) The Fund shall bear all expenses of the Portfolio’s organization and registration, and the Fund and Adviser shall bear all of their respective expenses of their operations and businesses not expressly assumed or agreed to be paid by the Sub-Adviser under this Agreement. In particular, but without limiting the generality of the foregoing, the Fund shall pay any fees due to the Adviser, all interest, taxes, governmental charges or duties, fees, brokerage and commissions of every kind arising hereunder or in connection herewith, expenses of transactions with shareholders of the Portfolio, expenses of offering interests in the Portfolio for sale, insurance, association membership dues, all charges of custodians (including fees as custodian and for keeping books, performing portfolio valuations and rendering other services to the Fund), independent auditors and legal counsel, expenses of preparing, printing and distributing all prospectuses, proxy material, reports and notices to shareholders of the Fund, and all other costs incident to the Portfolio’s existence.

Section 3.  Use of Services of Others

The Sub-Adviser may (at its expense except as set forth in Section 2 hereof) employ, retain or otherwise avail itself of the services or facilities of other persons or organizations for the purpose of providing the Sub-Adviser with such statistical or factual information, such advice regarding economic factors and trends or such other information, advice or assistance as the Sub-Adviser may deem necessary, appropriate or convenient for the discharge of the Sub-Adviser’s obligations hereunder or otherwise helpful to the Fund and the Portfolio.

Section 4.  Sub-Advisory Fees

In consideration of the Sub-Adviser’s services to the Fund hereunder, the Sub-Adviser shall be entitled to sub-advisory fees, payable monthly, at the annual rate of 0.55% of first $150 million in assets, 0.50% on next $150 million in assets and 0.40% for that amount over $300 million in assets (the “Sub-Advisory Fees”). The Sub-Advisory Fees shall be accrued for each calendar day and the sum of the daily Sub-Advisory Fees accruals shall be paid monthly to the Sub-Adviser on or before the fifth business day of the next succeeding month. The daily fee accruals will be computed on the basis of the valuations of the total net assets of the Portfolio as of the close of business each day. The Sub-Advisory Fees shall be payable solely by the Adviser, and the Fund shall not be liable to the Sub-Adviser for any unpaid Sub-Advisory Fees.

Section 5.  Limitation of Liability of Sub-Adviser

(a) The Sub-Adviser shall be liable for losses resulting from its own acts or omissions caused by the Sub-Adviser’s willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or its reckless disregard of its duties under this Agreement, and nothing herein shall protect the Sub-Adviser against any such liability to the shareholders of the Fund or to the Adviser. The Sub-Adviser shall not be liable to the Fund or to any shareholder of the Fund or to the Adviser for any claim or loss arising out of any investment or other act or omission in the performance of the Sub-Adviser’s duties under this Agreement, or for any loss or damage resulting from the imposition by any government of exchange control restrictions which might affect the liquidity of the Fund’s assets maintained with custodians or securities depositories in foreign countries, or from any political acts of any foreign governments to which such assets might be exposed, or for any tax of any kind (other than taxes on the Sub-Adviser’s income), including without limitation any statutory, governmental, state, provincial, regional, local or municipal imposition, duty, contribution or levy imposed by any government or governmental agency upon or with respect to such assets or income earned with respect thereto (collectively “Taxation”). Notwithstanding the foregoing sentence, the Sub-Adviser shall be liable for taxes or tax penalties incurred by the Fund, or by any legal or beneficial owner of the Fund’s shares, for any failure of the Portfolio to qualify as a regulated investment company under Subchapter M, or to meet the diversification requirements of Section 817(h), of the Internal Revenue Code of 1986, as amended, as a result of the Sub-Adviser’s management of the Portfolio.

(b) In the event the Sub-Adviser is assessed any Taxation in respect of the assets, income or activities of the Portfolio, the Adviser and the Fund jointly will indemnify the Sub-Adviser for all such amounts wherever imposed, together with all penalties, charges, costs and interest relating thereto and all expenditures, including reasonable attorney’s fees, incurred by the Sub-Adviser in connection with the defense or settlement of any such assessment. The Sub-Adviser shall undertake and control the defense or settlement of any such assessment, including the selection of counsel or other professional advisers, provided that the selection of such counsel and advisers and the settlement of any assessment shall be subject to the approval of the Adviser and the Fund, which approvals shall not be unreasonably withheld. The Adviser and the Fund shall have the right to retain separate counsel and assume the defense or settlement on behalf of the Adviser and the Fund, as the case may be, of any such assessment if representation of the Adviser and the Fund by counsel selected by the Sub-Adviser would be inappropriate due to actual or potential conflicts of interest.

Section 6.  Services to Other Clients and the Fund

(a) Subject to compliance with the 1940 Act, nothing contained in this Agreement shall be deemed to prohibit the Sub-Adviser or any of its affiliated persons from acting, and being separately compensated for acting, in one or more capacities on behalf of the Fund. The Adviser and the Fund understand that the Sub-Adviser may act as investment manager or in other capacities on behalf of other customers including entities registered under the 1940 Act.

(b) While information, recommendations and actions which the Sub-Adviser supplies to and does on behalf of the Portfolio shall in the Sub-Adviser’s judgment be appropriate under the circumstances in light of the investment objectives and policies of the Fund, as set forth in the Prospectus delivered to the Sub-Adviser from time to time, it is understood and agreed that they may be different from the information, recommendations and actions the Sub-Adviser or its affiliated persons supply to or do on behalf of other clients. The Sub-Adviser and its affiliated persons shall supply information, recommendations and any other services to the Portfolio and to any other client in an impartial and fair manner in order to seek good results for all clients involved. As used herein, the term “affiliated person” shall have the meaning assigned to it in the 1940 Act.

(c) On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Portfolio as well as other customers, the Sub-Adviser may, to the extent permitted by applicable law, aggregate the securities to be so sold or purchased in order to obtain the best execution or lower brokerage commissions, if any. The Sub-Adviser may also on occasion purchase or sell a particular security for one or more customers in different amounts. On either occasion, and to the extent permitted by applicable law and regulations, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other customers.

(d) The Sub-Adviser agrees to use the same skill and care in providing services to the Fund as it uses in providing services to other similar accounts for which it has investment responsibility. The Sub-Adviser will conform with all applicable rules and regulations of the Securities and Exchange Commission.

Section 7.  Reports to the Sub-Adviser

The Adviser shall furnish to the Sub-Adviser the Prospectus, proxy statements, reports and other information relating to the business and affairs of the Fund as the Sub-Adviser may, at any time or from time to time, reasonably require in order to discharge the Sub-Adviser’s duties under this Agreement.

Section 8.  Proxies

The Adviser shall vote proxies for securities held by the Fund in accordance with the Adviser’s policies for proxy voting. The Adviser agrees it shall provide the Sub-Adviser a copy of the Adviser’s policies upon written request.

Section 9.  Confidentiality.

All information and advice furnished by one party to the other party (including their respective agents, employees and representatives) hereunder shall be treated as confidential and shall not be disclosed to third parties, except as may be necessary to comply with applicable laws, rules and regulations, subpoenas or court orders. Without limiting the foregoing, the Adviser acknowledges that the securities holdings of the Fund constitute information of value to the Sub-Adviser, and agrees: (1) not to use for any purpose, other than for the Adviser or the Fund, or their agents, to supervise or monitor the Sub-Adviser, the holdings or other trading-related information of the Fund; and (2) not to disclose the Fund’s holdings, except: (a) as required by applicable law or regulation; (b) as required by state or federal regulatory authorities; (c) to the Board of Directors of the Fund, counsel to the Board, counsel to the Fund, the administrator or any sub-administrator, the independent accountants and any other agent of the Fund; or (d) as otherwise agreed to by the parties hereto in writing. Further, the Adviser agrees that information supplied by the Sub-Adviser, including approved lists, internal procedures, compliance procedures and any board materials, is valuable to the Sub-Adviser, and the Adviser agrees not to disclose any of the information contained in such materials, except: (i) as required by applicable law or regulation; (ii) as required by state or federal regulatory authorities; (iii) to the Board of Directors of the Fund, counsel to the Board, counsel to the Fund, the administrator or any sub-administrator, the independent accountants and any other agent of the Fund; or (iv) as otherwise agreed to by the parties hereto in writing.

Without limiting the foregoing, the Sub-Adviser agrees that any and all information that it obtains pursuant to this Sub-Advisory Agreement regarding the Adviser or its customers including, but not limited to, approved lists, internal procedures, compliance procedures and any board materials, is valuable to the Adviser and will be used exclusively to fulfill the Sub-Adviser’s obligations hereunder, and will not be disclosed to any other party, including any affiliate of the Sub-Adviser or agent of the Fund, except (i) as necessary for the Sub-Adviser to fulfill its obligations pursuant to this Sub-Advisory Agreement, (ii) as required by applicable law or regulation; (iii) as required by state or federal regulatory authorities; or (iv) as otherwise agreed to by the parties hereto in writing. Notwithstanding the foregoing, the Adviser agrees that the Sub-Adviser may identify it or the Fund as a client in promotional materials.

Section 10.  Review of Fund Documents.

During the term of this Sub-Advisory Agreement, the Adviser shall furnish to the Sub-Adviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Fund or the public, which refer to the Sub-Adviser or its clients in any way, prior to the use thereof, and the Adviser shall not use any such materials without the prior review and approval of the Sub-Adviser which may not be unreasonably withheld. The Adviser shall ensure that materials prepared by employees or agents of the Adviser or its affiliates that refer to the Sub-Adviser or its clients in any way are consistent with those materials previously approved by the Sub-Adviser as referenced in the preceding sentence.

Section 11.  Term of Agreement

Provided that this Agreement shall have first been approved by the Board of Directors of the Fund, including a majority of the members thereof who are not interested persons (as defined in the 1940 Act) of either party, by a vote cast in person at a meeting called for the purpose of voting such approval, then this Agreement shall be effective on the date hereof. This Agreement shall continue in effect from year to year, subject to approval annually by the Board of Directors of the Fund or by vote of a majority of the voting securities of the Portfolio and also, in either event, by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Directors of the Fund who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such person.

Section 12.  Termination of Agreement; Assignment

(a) This Agreement may be terminated by either party hereto without the payment of any penalty, upon 90 days’ prior notice in writing to the other party and to the Fund, or upon 60 days’ written notice by the Fund to the two parties; provided, that in the case of termination by the Fund such action shall have been authorized by resolution of a majority of the Board of Directors of the Fund or by vote of a majority of the voting securities of any Portfolio. In addition, this Agreement shall terminate upon the later of (1) the termination of the Adviser’s agreement to provide investment advisory services to the Fund or (2) notice to the Sub-Adviser that the Adviser’s agreement to provide investment advisory services to the Fund has terminated.

(b) This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act).

(c) Termination of this Agreement for any reason shall not affect rights of the parties that have accrued prior thereto.

Section 13.  Notices

(a) The Sub-Adviser agrees to promptly notify the Adviser of the occurrence of any of the following events: (1) any change in the Portfolio’s portfolio manager; (2) the Sub-Adviser fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Sub-Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement; (3) the Sub-Adviser is the subject of any action, suit, proceeding, inquiry or investigation at law or in equity, before or by any court, public board or body, involving the affairs of the Portfolio; or (4) any change in control of the Sub-Adviser.

(b) Any notice given hereunder shall be in writing and may be served by being sent by telex, facsimile or other electronic transmission or sent by registered mail or by courier to the address set forth below for the party for which it is intended. A notice served by mail shall be deemed to have been served seven days after mailing and in the case of telex, facsimile or other electronic transmission twelve hours after dispatch thereof. Addresses for notice may be changed by written notice to the other party.

If to the Adviser:

Ohio National Investments, Inc.
P.O. Box 237
Cincinnati, Ohio 45201
Fax No. (513) 794-4507

With a copy to:

Christopher A. Carlson, President
Ohio National Investments, Inc.
P.O. Box 237
Cincinnati, Ohio 45201

If to the Sub-Adviser:

Neuberger Berman Management LLC
605 Third Avenue
New York, NY 10158-0006
Attention: General Counsel

With a copy to:

Robert Conti, President
Neuberger Berman Management LLC
605 Third Avenue
New York, NY 10158

Section 14.  Governing Law

This Agreement shall be governed by and subject to the requirements of the laws of the State of Ohio without reference to the choice of law provisions thereof.

Section 15.  Applicable Provisions of Law

The Agreement shall be subject to all applicable provisions of law, including, without limitation, the applicable provisions of the 1940 Act, and to the extent that any provisions herein contained conflict with any such applicable provisions of law, the latter shall control.

Section 16.  Counterparts

This Agreement may be entered into in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.

Ohio National Investments, Inc.

By:	/s/ Christopher A. Carlson
Christopher A. Carlson, President

Neuberger Berman Management LLC

By:	/s/ Robert Conti
Robert Conti, President

Accepted and Agreed:

Ohio National Fund, Inc.

By:	/s/ John J. Palmer
John J. Palmer, President

Sub Advisory Millennium